               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

               SOTHEBY'S HOLDINGS, INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                   SOTHEBY'S

                            SOTHEBY'S HOLDINGS, INC.
                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                             TO BE HELD MAY 7, 2004

To the Shareholders of
    SOTHEBY'S HOLDINGS, INC.

    The Annual Meeting of Shareholders of SOTHEBY'S HOLDINGS, INC. (the 'Company') will be held on Friday May 7, 2004, at the office of Sotheby's, Inc., 1334 York Avenue, New York, New York, at 10:30 a.m., local time, for the following purposes:

        1. To elect eleven (11) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

        2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2004; and

        3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on March 26, 2004 as the record date for determining the shareholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

                                         By Order of the Board of Directors
                                         MICHAEL I. SOVERN, Chairman

Bloomfield Hills, Michigan
April 16, 2004

    SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                            SOTHEBY'S HOLDINGS, INC.
                             38500 WOODWARD AVENUE
                                   SUITE 100
                        BLOOMFIELD HILLS, MICHIGAN 48304

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 7, 2004

    This Proxy Statement is furnished in connection with the solicitation of proxies (each, a 'Proxy') by and on behalf of the Board of Directors of Sotheby's Holdings, Inc. (the 'Company'), for use at the annual meeting of shareholders and at any adjournment or adjournments thereof (the 'Meeting') to be held, for the purposes set forth in the accompanying Notice of Annual Meeting, on Friday, May 7, 2004, at the office of Sotheby's, Inc., 1334 York Avenue, New York, New York, at 10:30 a.m., local time. The Company expects to mail this Proxy Statement on or about April 16, 2004.

    Valid Proxies will be voted as specified in each Proxy at the Meeting. Any shareholder giving a Proxy in the accompanying form retains the power to revoke the Proxy, by written notice to the Company, at any time prior to its exercise. In addition, attendance at the Meeting will not constitute a revocation of a Proxy unless the shareholder affirmatively indicates at the Meeting that such shareholder intends to vote the shares in person.

                                 ANNUAL REPORT

    The Annual Report of the Company for the year ended December 31, 2003 and the Annual Report on Form 10-K of the Company for the year ended December 31, 2003, which includes financial statements audited by Deloitte & Touche LLP, independent auditors, and their report thereon dated March 12, 2004 are being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on March 26, 2004. ALSO, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, 1334 YORK AVENUE, NEW YORK, NEW YORK 10021, WITHIN ONE (1) BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

                               VOTING SECURITIES

    The holders of record of shares of Class A Limited Voting Common Stock, par value $0.10 per share (the 'Class A Common Stock'), or shares of Class B Common Stock, par value $0.10 per share (the 'Class B Common Stock,' and together with the Class A Common Stock, the 'Common Stock'), of the Company at the close of business on March 26, 2004, are entitled to vote at the Meeting. On that date, there were outstanding and entitled to vote 45,097,447 shares of Class A Common Stock, entitled to one vote per share, and 16,681,150 shares of Class B Common Stock, entitled to ten votes per share. At the Meeting, the holders of Class A Common Stock, voting as a class, will elect three (3) directors, and the holders of Class B Common Stock, voting as a class, will elect the remaining eight
(8) directors.

    With respect to all matters that may properly come before the Meeting (other than the election of directors), holders of Common Stock will vote as a single class.

    Unless contrary instructions are indicated on the Proxy, all shares of Common Stock represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted:

        (1) FOR the election of the nominees for directors named in the Proxy;
    and

        (2) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors.

    Other than the election of directors, all matters that may properly come before the Meeting require the affirmative vote of a majority of the votes cast at the Meeting. Holders of Class A Common Stock elect three (3) directors by a plurality of the votes cast by such holders at the Meeting, and holders of Class B Common Stock elect eight (8) directors by a plurality of the votes cast by such holders at the Meeting. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions for a particular matter, those shares ('Non-Voting Shares') will not be included in the vote totals for that matter since no vote is being cast on the matter but will be counted for determining the presence of a quorum. Consequently, Non-Voting Shares will not affect the determination of whether a matter is approved.

    Shares voted to abstain regarding a particular matter ('Abstaining Shares') will have the same effect as a vote against the matter. Accordingly, Abstaining Shares will affect the determination of whether a matter is approved because Abstaining Shares are not an affirmative vote for a matter.

    The Company knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

                             ELECTION OF DIRECTORS

    Eleven (11) directors are to be elected at the Meeting to serve until the next annual meeting and until their respective successors have been elected and qualified. Directors are elected by a plurality of the votes cast at the Meeting. Lord Black of Crossharbour, a current Director of the Company, is not standing for reelection to the Board of Directors at the Meeting.

    The shares of Class A Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following individuals nominated by the Board of
Directors:

                                                               YEAR FIRST ELECTED
NAME                                                     AGE       A DIRECTOR
----                                                     ---   ------------------
Steven B. Dodge........................................  60           2000
Sharon Percy Rockefeller...............................  59           1998
Donald M. Stewart......................................  65           2003

    Mr. Dodge became a director of the Company in August 2000 and is the principal of a private real estate development company. Until February 2004, he served as Chairman and as a Director of American Tower Corporation, an owner and operator of broadcast and communications towers throughout the United States and as President and Chief Executive Officer of that company until October 2003, having served in these positions since the company's formation in July 1995. Mr. Dodge also serves as a director of Nextel Partners, Inc., a wireless telecommunications company, and Sensitech, Inc., a supplier of environmentally sensitive products. Until November 2002, he served as a director of Citizens Financial Group, Inc., a financial services holding company.

    Mrs. Rockefeller became a director of the Company in April 1998. She is President and Chief Executive Officer of WETA TV/FM public stations in Washington, D.C., a position she has held since 1989, and has been a member of the board of directors of WETA since 1985. Mrs. Rockefeller has served as a director of PepsiCo, Inc. since 1986. She is a member of the board of directors of the Public Broadcasting Service, Washington, D.C., and was a member of the board of directors of the Corporation for Public Broadcasting from 1979 until 1992. Mrs. Rockefeller is also a member of the Trustee's Council of the National Gallery of Art, the Kennedy Center Community and Friends Board, the Board of Directors of The Museum of Modern Art, the Board of Trustees of The Phillips Collection, the Colonial Williamsburg Foundation Board of Trustees, the Collections Committee of Harvard University Art Museums, the Protestant/Episcopal Cathedral Foundation Board, and Washington D.C.'s Economic Club. She has served as a member of the boards of Stanford University, the University of Chicago and George Washington University. Since January 2004, Mrs. Rockefeller has served as a director of the Rockefeller Philanthropy Advisors.

    Mr. Stewart became a director of the Company in April 2003. He has served as the President and Chief Executive Officer of The Chicago Community Trust since 2000. From 1999 to 2000, Mr. Stewart served as Senior Program Officer and Special Advisor to the President, Carnegie Corporation of New

York, and, from 1987 to 1999, he was the President of The College Board, the association of high schools and colleges. He also is a director of The New York Times Company and The Campbell Soup Company.

    The shares of Class B Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following individuals nominated by the Board of
Directors:

                                                               YEAR FIRST ELECTED
NAME                                                     AGE       A DIRECTOR
----                                                     ---   ------------------
Michael Blakenham......................................  66           1987
Max M. Fisher..........................................  95           1983
Marquess of Hartington.................................  59           1994
Jeffrey H. Miro........................................  61           1998
William F. Ruprecht....................................  48           2000
Michael I. Sovern......................................  72           2000
Robert S. Taubman......................................  50           2000
Robin G. Woodhead......................................  52           2000

    Lord Blakenham became a director of the Company in 1987. From 1972 until 1983, he served in various executive positions with Pearson plc, a British media company that serves worldwide information, education and entertainment markets and had a substantial interest in the three Lazard investment banking firms. He was Executive Chairman of Pearson plc from 1983 until 1997 and served as the non-executive Chairman of MEPC plc, a commercial real estate investment and development company, from 1993 to 1998. He was Chairman of the Board of Trustees of the Royal Botanic Gardens, Kew from 1997 to 2003, Chairman of Japan 2001, a Japanese cultural festival, until 2002, and a director of the UK-Japan 21st Century Group until the end of 2003. He is currently a director of Lafarge SA and is the President of the British Trust for Ornithology.

    Mr. Fisher is a private investor and has been Vice Chairman of the Company since 1986 and a director of the Company since 1983. Mr. Fisher is a director of Comerica Incorporated, a bank holding company.

    The Marquess of Hartington became a director of the Company in September 1994 and assumed the role of Deputy Chairman of the Company in April 1996. He serves as a director of a number of private companies.

    Mr. Miro became a director of the Company in April 1998. Since 1981, he has served as Chairman of the law firm of Miro Weiner & Kramer, with offices in Bloomfield Hills, Michigan and New York, New York. In addition, Mr. Miro is an Adjunct Professor of Law at the University of Michigan Law School. Mr. Miro serves as a director of M/I Schottenstein Homes, a national home building company.

    Mr. Ruprecht became a director and the President and Chief Executive Officer of the Company in February 2000 and served as Executive Vice President of the Company and Managing Director of Sotheby's North and South America from February 1994 until February 2000. From 1992 to February 1994, he served as Director of Marketing for the Company worldwide and also oversaw a number of specialist departments. From 1986 to 1992, Mr. Ruprecht served as Director of Marketing for Sotheby's, Inc.

    Mr. Sovern became a director and Chairman of the Board of the Company in February 2000 and is President Emeritus and the Chancellor Kent Professor of Law of Columbia University. Since 1960, he has been a professor of law at Columbia University and served as the President of Columbia University from 1980 until 1993. Mr. Sovern is a member of the Board of Directors of Comcast Corporation and Sequa Corp. He also has served as the President of the Shubert Foundation since 1996 and as the Chairman of the Japan Society and of the American Academy in Rome since 1993.

    Mr. Taubman became a director of the Company in August 2000. Since 1992, he has been a director and the President and Chief Executive Officer of Taubman Centers, Inc., a company engaged in the regional retail shopping center business, becoming Chairman of the Board of Taubman Centers, Inc. in December 2001. Mr. Taubman is also a member of the Board of Governors of the National Association of Real Estate Investment Trusts, a director of Comerica Bank, a director of the Real Estate Roundtable and a trustee of the International Council of Shopping Centers and of the Urban Land Institute.

    Mr. Woodhead became a director of the Company in February 2000. He was appointed Executive Vice President of the Company and Chief Executive of Sotheby's Europe in December 1998 and in 1999 also became Chief Executive of Sotheby's Asia. He was Co-Managing Director, Sotheby's Europe from January until December 1998. From 1992 until 1997, he was the Chief Executive of the London Commodity Exchange.

    It is not contemplated that any of the nominees will be unable or unwilling to serve; however, if any nominee is unable or unwilling to serve, it is intended that the shares represented by the Proxy, if given and unless otherwise specified therein, will be voted for a substitute nominee or nominees designated by the Board of Directors.

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 26, 2004 by its directors, nominees for director, executive officers, and 5% shareholders. In compiling the table, the Company has relied upon information supplied by its officers, directors, and nominees for director and upon information contained in filings with the Securities and Exchange Commission. Each share of Class B Common Stock is freely convertible into one share of Class A Common Stock. Accordingly, under the applicable rules of the Securities and Exchange Act of 1934 (the 'Exchange Act'), holders of Class B Common Stock are deemed to own an equal number of shares of Class A Common Stock except with respect to unvested restricted stock ownership. For purposes of the calculation of the percentage of each class that each Named Executive Officer (as such term is defined under the caption 'Compensation of Executive Officers'), director, nominee for director, and 5% shareholder beneficially owns, the number of shares of such class deemed to be outstanding is the sum of all outstanding shares of such class plus the number of shares that such beneficial owner has, or is deemed to have, the right to acquire by the exercise of options or conversion. Under the applicable Exchange Act rules, each Named Executive Officer is deemed to beneficially own the shares underlying options that have vested or will vest within the sixty (60) day period commencing March 26, 2004.

            CLASS A AND CLASS B COMMON STOCK OWNERSHIP OF DIRECTORS,
                   EXECUTIVE OFFICERS AND 5% SHAREHOLDERS'D'

                                                  CLASS A COMMON STOCK         CLASS B COMMON STOCK
                                               ---------------------------   -------------------------
DIRECTORS, EXECUTIVE OFFICERS                  NUMBER OF         PERCENT      NUMBER OF       PERCENT
AND 5% SHAREHOLDERS                              SHARES         OF CLASS       SHARES         OF CLASS
---------------------------------------------  ----------      -----------   -----------      --------
Ariel Capital Management, Inc. ..............  11,181,035           24.79%             0            *
  200 East Randolph Drive, Suite 2900
  Chicago, IL 60601

George Bailey ...............................     359,900(1)             *       328,000(2)     1.93%
  Sotheby's
  34-35 New Bond Street
  London, W1 2AA England

Lord Black of Crossharbour ..................      15,550(3)             *             0            *
  10 Toronto Street
  Ontario, Canada N5C2B7

Michael Blakenham ...........................      16,300(4)             *             0            *
  1 St. Leonard's Studios
  Smith Street
  London SW3 4EN England

Steven B. Dodge .............................      57,910                *             0            *
  239 Summer Street
  Manchester, MA 01944

Max M. Fisher ...............................   2,448,965(5)         5.15%     2,432,665(6)    14.58%
  3011 West Grand Boulevard
  27th Floor
  Detroit, Michigan 48202

                                                  CLASS A COMMON STOCK         CLASS B COMMON STOCK
                                               ---------------------------   -------------------------
DIRECTORS, EXECUTIVE OFFICERS                  NUMBER OF         PERCENT      NUMBER OF       PERCENT
AND 5% SHAREHOLDERS                              SHARES         OF CLASS       SHARES         OF CLASS
---------------------------------------------  ----------      -----------   -----------      --------
FMR Corp. ...................................   3,008,200            6.67%             0            *
  82 Devonshire Street
  Boston, Massachusetts 02109

Marquess of Hartington ......................      27,000(7)             *             0            *
  Sotheby's
  34-35 New Bond Street
  London, W1 2AA England

Jeffrey H. Miro .............................      21,045(8)             *             0            *
  Miro Weiner & Kramer
  500 North Woodward Avenue
  Suite 100
  Bloomfield Hills, Michigan 48304

Sharon Percy Rockefeller ....................      15,595                *             0            *
  WETA TV/26 and FM 90.9
  2775 South Quincy Street
  Arlington, Virginia 22206

William F. Ruprecht .........................     667,000(9)         1.46%       742,000(10)    4.26%
  Sotheby's, Inc.
  1334 York Avenue
  New York, New York 10021

Stuart N. Siegel** ..........................     257,800(11)            *       257,800(12)    1.52%
  Sotheby's International Realty, Inc.
  38 East 61st Street
  New York, New York 10021

Michael I. Sovern ...........................       6,400                *             0            *
  Sotheby's, Inc.
  1334 York Avenue
  New York, New York 10021

Donald M. Stewart ...........................       2,695(13)            *             0            *
  Chicago Community Trust
  111 E. Wacker Drive, Suite 1400
  Chicago, Illinois 60601

A. Alfred Taubman ...........................  13,249,818(14)       22.71%    13,241,328(15)   79.38%
  200 East Long Lake Road
  Bloomfield Hills, Michigan 48304

Robert S. Taubman ...........................   3,480,540(16)        7.17%     3,468,630(17)   20.80%
  200 East Long Lake Road
  Bloomfield Hills, Michigan 48304

Robin G. Woodhead ...........................     385,000(18)            *       385,000(19)    2.26%
  Sotheby's
  34-35 New Bond Street
  London, W1 2AA England

Mitchell Zuckerman ..........................     341,799(20)            *       341,799(21)       2%
  Sotheby's, Inc.
  1334 York Avenue
  New York, New York 10021

Directors and Executive Officers as a           8,881,499(22)       16.50%     8,723,894(22)   44.73%
  Group......................................

------------------------

'D' Subsequent to the Meeting record date, each executive officer (other than Mr. Siegel) exchanged certain of his employee stock options for restricted shares of Class B Common Stock pursuant to a Company exchange offer, which transactions are not reflected in this table. Resulting changes in stock ownership are reported in each executive officer's beneficial ownership report on Form 4 recently filed with the Securitites and Exchange Commission, which are available at www.sothebys.com.

  * Represents less than 1%.

 ** Effective February 17, 2004, the Company no longer employed Mr. Siegel.

 (1) This figure represents 7,500 shares of Class A Common Stock owned by Mr. Bailey, 24,400 shares of Class A Common Stock owned by Mr. Bailey's wife and 328,000 shares of Class B Common Stock that Mr. Bailey has the right to acquire upon exercising options granted under the Company's 1987 Stock Option Plan (the '1987 Plan') and the Company's 1997 Stock Option Plan, as amended (the '1997 Plan') and converting such shares.

 (2) This figure represents 328,000 shares of Class B Common Stock that Mr. Bailey has the right to acquire upon exercising options under the 1987 and 1997 Plans.

 (3) This figure represents 9,064 shares of Class A Common Stock that Lord Black owns, as well as 6,486 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock when Lord Black terminates service on the board. For a description of the Deferred Stock Units, see 'Compensation of Directors.'

 (4) This figure represents 3,305 shares of Class A Common Stock that Lord Blakenham owns, as well as 12,995 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock when Lord Blakenham terminates service on the board.

 (5) In addition to 3,305 shares of Class A Common Stock and 12,995 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock when Mr. Fisher terminates service on the board, that Mr. Fisher owns as trustee of his grantor trust, this figure includes 2,432,665 shares of Class A Common Stock that Mr. Fisher has the right to acquire by converting shares of Class B Common Stock. Mr. Fisher disclaims beneficial ownership of all shares of Class A Common Stock other than the 3,305 shares of Class A Common Stock, the 12,995 Deferred Stock Units and the 1,830,161 shares relating to the shares of Class B Common Stock held by him as trustee of his grantor trust. See footnote (6) below.

 (6) This figure includes 5,380 shares of Class B Common Stock owned by various family trusts of which Mr. Fisher is a co-trustee and 1,830,161 shares of Class B Common Stock that Mr. Fisher holds as trustee of his grantor trust. This figure also includes 597,124 shares owned by Martinique Hotel, Inc., a corporation owned by Mr. Fisher's family. This figure excludes 17,930 shares of Class B Common Stock owned by various family trusts of which Mr. Fisher's wife is a co-trustee. Mr. Fisher disclaims beneficial ownership of all shares other than those held by him as trustee of his grantor trust.

 (7) This figure represents 14,005 shares of Class A Common Stock that the Marquess of Hartington owns, as well as 12,995 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock when the Marquess of Hartington terminates service on the board.

 (8) This figure represents 12,995 Deferred Stock Units owned by Mr. Miro, which automatically convert to an equal number of shares of Class A Common Stock when Mr. Miro terminates service on the board, as well as 8,050 shares of Class A Common Stock owned by his wife and children.

 (9) This figure consists of 642,000 shares of Class A Common Stock that Mr. Ruprecht has the right to acquire upon exercising options granted under the 1987 Plan and the 1997 Plan for shares of Class B Common Stock and converting such shares; 25,000 shares of Class A Common Stock that he has the right to acquire upon exercising purchase rights granted under the Company's Performance Share Purchase Plan (the 'Performance Plan') for shares of Class B Common Stock and converting such shares. See Note 2 to the 'Aggregate Option Exercises in 2003 and Year End Option Values' table under 'Stock Options' below describing the status of the Performance Plan.

(10) This figure consists of 642,000 shares of Class B Common Stock that Mr. Ruprecht has the right to acquire by exercising options under the 1987 and 1997 Plans, 25,000 shares of Class B Common Stock that he has the right to acquire by exercising purchase rights granted under the Performance Plan and 75,000 shares of Class B Common Stock issued as restricted stock under the 2003 Restricted Stock Plan (the 'Restricted Stock Plan') for which Mr. Ruprecht has sole voting power and, until vesting begins, no investment power.

(11) This figure represents 257,800 shares of Class A Common Stock that Mr. Siegel has the right to acquire upon exercising options granted under the 1987 Plan and the 1997 Plan for shares of Class B Common Stock and converting such shares.

(12) This figure represents 257,800 shares of Class B Common Stock that Mr. Siegel has the right to acquire by exercising options under the 1987 and 1997 Plans.

(13) This figure represents 1,695 Deferred Stock Units owned by Mr. Stewart, which automatically convert to an equal number of shares of Class A Common Stock when Mr. Stewart terminates service on the board, as well as 1,000 shares of Class A Common Stock owned by him.

(14) In addition to 8,490 shares of Class A Common Stock that A. Alfred Taubman owns as trustee of The A. Alfred Taubman Restated Revocable Trust, this figure includes 4,477,656 and 5,295,042 shares of Class A Common Stock that he has the right to acquire by converting shares of Class B Common Stock that he owns as trustee of The A. Alfred Taubman Restated Revocable Trust and as trustee of the A. Alfred Taubman 2003 Grantor Retained Annuity Trust, respectively, and also includes 3,468,630 shares of Class A Common Stock that he has the right to acquire by converting shares of Class B Common Stock owned by Taubman Investments L.L.C., over which shares he has sole voting and dispositive control. A. Alfred Taubman has pledged certain of these shares to a commercial bank. If the commercial bank foreclosed on such shares, a change of control with respect to the Company would occur.

(15) This figure includes 4,477,656 shares of Class B Common Stock that A. Alfred Taubman owns as trustee of The A. Alfred Taubman Restated Revocable Trust, 5,295,042 shares of Class B Common Stock that he owns as trustee of The A. Alfred Taubman 2003 Grantor Retained Annuity Trust, and 3,468,630 shares of Class B Common Stock owned by Taubman Investments L.L.C., over which shares A. Alfred Taubman has sole voting and dispositive control. This figure excludes 792,830 shares of Class B Common Stock owned by Judith Taubman, his wife. A. Alfred Taubman disclaims beneficial ownership of all shares of Class B Common Stock owned by Judith Taubman.

(16) This figure includes 7,910 Deferred Stock Units, which automatically convert to an equal number of shares of Class A Common Stock when Robert S. Taubman terminates service on the Board. This figure also includes 3,468,630 shares of Class A Common Stock that Taubman Investments L.L.C. has the right to acquire by converting shares of Class B Common Stock. Robert S. Taubman does not have voting or dispositive control over such shares and disclaims any beneficial ownership of such shares beyond the pecuniary interest he has in Taubman Investments L.L.C. This figure also includes 3,000 shares of Class A Common Stock for which Robert S. Taubman is the custodian for the benefit of his son and 1,000 shares of Class A Common Stock, which his wife owns.

(17) This figure represents 3,468,630 shares of Class B Common Stock owned by Taubman Investments L.L.C. Robert S. Taubman does not have voting or dispositive control over such shares and disclaims beneficial ownership of such shares beyond the pecuniary interest he has in Taubman Investments L.L.C.

(18) This figure represents 385,000 shares of Class A Common Stock that Mr. Woodhead has the right to acquire by exercising options granted under the 1997 Plan for shares of Class B Common Stock and converting such shares.

(19) This figure represents 385,000 shares of Class B Common Stock that Mr. Woodhead has the right to acquire by exercising options under the 1997 Plan.

(20) This figure represents 341,799 shares of Class A Common Stock that Mr. Zuckerman has the right to acquire by exercising options granted under the 1987 Plan and the 1997 Plan for shares of Class B Common Stock and converting such shares.

(21) This figure represents 341,799 shares of Class B Common Stock that Mr. Zuckerman has the right to acquire by exercising options under the 1987 and the 1997 Plan.

(22) See above notes.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    Officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. The executive officers of the Company (including certain officers of certain principal subsidiaries and divisions) are listed below as well as biographical information for each person, unless that person has been nominated for a director position, in which case such executive officer's biography is contained under the caption 'Election of Directors':

NAME                                        AGE                     PRESENT TITLE
----                                        ---   --------------------------------------------------
George Bailey.............................  50    Managing Director, Sotheby's Europe

Richard C. Buckley........................  41    Managing Director, North American Regional
                                                  Division

Donaldson C. Pillsbury....................  63    Executive Vice President, Worldwide General
                                                  Counsel and Secretary

William S. Sheridan.......................  50    Executive Vice President and Chief Financial
                                                  Officer

Stuart N. Siegel..........................  48    President and Chief Executive Officer, Sotheby's
                                                  International Realty

Daryl S. Wickstrom........................  42    Managing Director, Global Auction Division

Mitchell Zuckerman........................  57    President, Sotheby's Financial Services, Inc. and
                                                  Sotheby's Ventures, LLC

William F. Ruprecht.......................  48    President and Chief Executive Officer

Robin G. Woodhead.........................  52    Executive Vice President and Chief Executive,
                                                  Sotheby's Europe and Asia

    Mr. Bailey became the Managing Director of Sotheby's Europe in 1994. Since 1979, he has served in a number of different executive positions with Sotheby's.

    Mr. Buckley became the Managing Director of Sotheby's North American regional auction business in January 2002. From 1999 to 2002, he served in various senior executive positions, including as Managing Director of Sothebys.com. Mr. Buckley also served as head of marketing operations for Sotheby's North America from 1996 to 1999, having joined the Company in 1989.

    Mr. Pillsbury was appointed Executive Vice President and Worldwide General Counsel in February 2001. Mr. Pillsbury previously served as Senior Vice President and General Counsel of the Company from January 1998 until February 2001. From 1993 until January 1998, he was Senior Counsel to the law firm Davis Polk & Wardwell; from 1973 until 1993, he was a partner of that firm. Mr. Pillsbury also is the Chairman of the Board of The Chamber Music Society of Lincoln Center and a Director of Lincoln Center for the Performing Arts, Inc.

    Mr. Sheridan was appointed Executive Vice President and Chief Financial Officer of the Company in February 2001. From November 1996 until February 2001, he served as Senior Vice President and Chief Financial Officer of the Company. Mr. Sheridan also serves as a director of Standard Commercial Corporation.

    Mr. Siegel, President and Chief Executive Officer of Sotheby's International Realty, was appointed President and Managing Director in 1991 and has been with Sotheby's International Realty since 1981. Effective February 17, 2004, he ceased to be an employee of the Company when the Company sold Sotheby's International Realty.

    Mr. Wickstrom became the Managing Director of Sotheby's Global Auction Division in January 2002. In 2001, he was appointed Director of Strategic Projects of the Company, having previously served as a Senior Vice President and Associate General Counsel of the Company since 1996.

    Mr. Zuckerman has been President of Sotheby's Financial Services, Inc. since 1988 and Sotheby's Ventures, LLC since 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely upon the Company's review of the filings made by the Company's directors and officers under Section 16 of the Exchange Act, all transactions in and beneficial ownership of the Company's equity securities were reported in a timely manner, except that the 2003 Form 3 filed by George Bailey inadvertently omitted shares of Class A Common Stock owned by his wife and is being amended accordingly.

                              CORPORATE GOVERNANCE

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company met eight times during 2003. With respect to the Annual Meeting, the Company expects all Board members to make every effort to attend but also recognizes that unavoidable conflicts and special individual circumstances need to be taken into account in applying this policy. Of the ten Board members standing for reelection at last year's annual meeting, all attended such annual meeting. The four directors who did not stand for reelection at last year's annual meeting did not attend. In addition, The Board of Directors has an Executive Committee, which met twice during 2003, an Audit Committee, which met eight times during 2003, a Compensation Committee, which met twice during 2003, and a Special Committee, which met three times in 2003. The Board of Directors formed the Special Committee in August 2000, to provide oversight and take appropriate action with respect to the investigation by the United States Department of Justice and other governmental authorities regarding possible antitrust violations by the Company as well as related civil litigation. A Section 162(m) Sub-Committee of the Compensation Committee (the 'Section 162(m) Sub-Committee') also exists and meets as is necessary to oversee and approve certain compensation awards to senior executives in order for the Company to be permitted to deduct such awards as an expense and to comply with certain Securities and Exchange Commission ('SEC') rules concerning employee benefit grants.

    The Executive Committee consists of Mr. Dodge, Mr. Fisher, Mr. Ruprecht, Mr. Taubman, and Mr. Sovern, the Audit Committee consists of Lord Black, Lord Blakenham, Mr. Dodge and Mrs. Rockefeller, the Compensation Committee consists of Mr. Fisher, Lord Hartington, Mr. Miro, Mr. Stewart and Mr. Taubman, the
Section 162(m) Sub-Committee consists of Mr. Fisher, Mr. Stewart and Mr. Taubman. The Special Committee consists of Mr. Dodge, Mrs. Rockefeller and Mr. Sovern. Except for Mr. Fisher and Lord Black, each of the directors attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during the applicable time period.

    In accordance with SEC and New York Stock Exchange ('NYSE') rules, the Company's Board has determined that all of the members of the Audit Committee are independent. SEC rules also require that at least one Audit Committee member be an 'audit committee financial expert.' The Board has determined that Steven
B. Dodge, the Chairman of the Audit Committee, meets the definition of 'audit committee financial expert.' The Audit Committee operates under a charter that conforms to SEC and NYSE rules.

    The Company's Board of Directors does not currently have a nominating and governance committee or a formal policy with respect to director candidates nominated by shareholders. The process for determining nominees to be proposed for election as Directors by the holders of the Company's Class A Common Stock has been coordinated by Mr. Sovern, as Chairman of the Board. Mr. Sovern has sought and received input from the principal holder from time to time of the Company's Class A Common Stock and has consulted with other Directors, particularly Messrs. Ruprecht and Taubman, in identifying and considering such nominees. The Company believes that this process has been effective in assuring that the Company's Class A Common Stock shareholders have appropriate input into the process of determining nominees for election as Directors who will represent the best interests of the shareholders, as evidenced by the fact that in a number of instances the Board has nominated for election to the Board individuals identified by the Company's principal shareholders. Nonetheless, the Board is in the process of reviewing this situation in light of applicable NYSE requirements and expects to complete this review on or prior to the date of the Meeting. By that date, the Board will also adopt corporate governance guidelines complying with the applicable NYSE requirements.

    In addition, the Board has adopted a code of ethics applicable to the Company's Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior financial officers. This code is available on the Company's website, www.sothebys.com. In lieu of reporting amendments to or waivers under this code under Item 10 of SEC Form 8-K, the Company will disclose such amendments or waivers by posting information concerning any amendment or waiver on the Company's website, the address of which is www.sothebys.com.

    For many years, the Company has had Compliance Policies applicable to all employees. These cover such issues as ethical conduct, conflicts of interest, maintenance of confidentiality of Company and client information and compliance with laws, including specific policies regarding observing export/import, money laundering, data protection and antitrust laws. The Company has an international Compliance Department led by a Worldwide Compliance Director with responsibility for regularly training all relevant employees about the Company's Compliance Policies, auditing compliance with the Compliance Policies and assisting the Company and its employees in interpreting and enforcing the Compliance Policies. The Company is in the process of refining its existing Compliance Policies to fully encompass and satisfy NYSE requirements, and expects to complete this process on or prior to the date of the Meeting.

    Shareholders may communicate with the Board of Directors, including the non-management directors, by sending written communication to the directors c/o the Company's Worldwide General Counsel, 1334 York Avenue, New York, New York 10021. All such communications will be reviewed by the Worldwide General Counsel, or his designee, to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are solicitations or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Worldwide General Counsel or his designee. The Worldwide General Counsel shall maintain copies of all such communications received and forwarded to the Board of Directors and shall report to the Board on the number and nature of communications that were not determined to be forwarded.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth all compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers (collectively, the 'Named Executive Officers' and, individually, a 'Named Executive Officer') of the Company during each of the last three years.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                   COMPENSATION
                                              ANNUAL COMPENSATION             -----------------------
                                    ---------------------------------------                  SHARES
                                                             OTHER ANNUAL     RESTRICTED   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS(2)    COMPENSATION(3)    STOCK(4)    OPTIONS(5)   COMPENSATION(6)
---------------------------  ----   --------   ----------   ---------------   ----------   ----------   ---------------
William F. Ruprecht......    2003   $500,000   $  375,000       $ 9,408         75,000      150,000        $ 46,857
  President and Chief        2002   $500,000   $4,000,000       $ 9,081              0            0        $ 64,768
  Executive Officer          2001   $500,000   $  650,000       $ 9,482              0            0        $ 76,709

Robin G. Woodhead........    2003   $428,759   $1,268,938       $ 6,537              0       40,000        $230,024
  Executive Vice             2002   $380,408   $1,080,000       $ 5,800              0            0        $163,466
  President and Chief        2001   $388,278   $  130,000       $ 5,920              0       85,000        $135,514
  Executive, Sotheby's
  Europe and Asia

George Bailey............    2003   $317,079   $  846,723       $19,612              0       75,000        $ 38,616
  Managing Director,         2002   $268,773   $1,201,611       $ 9,008              0       30,000        $ 21,825
  Sotheby's Europe           2001   $258,032   $  496,700       $     0              0       50,000        $ 13,128

Stuart N. Siegel(1)......    2003   $330,000   $  930,000       $12,177              0            0        $  9,829
  President and              2002   $330,000   $1,141,250       $12,176              0            0        $ 21,529
  Chief Executive            2001   $330,000   $  150,000       $12,178              0       65,000        $ 49,884
  Officer Sotheby's
  International Realty

Mitchell Zuckerman.......    2003   $466,250   $1,672,500       $18,000              0       40,000        $ 64,594
  President, Sotheby's       2002   $385,000   $1,650,000       $18,000              0            0        $ 39,571
  Financial Services, Inc.   2001   $385,000   $  870,000       $18,000              0       35,000        $ 44,142
  and Sotheby's Ventures,
  LLC

------------------------

(1) Effective February 17, 2004, Mr. Siegel ceased to be an employee of the Company when the Company sold Sotheby's International Realty.

(2) Bonus amounts in each year include cash paid in the following year in respect of the previous year's performance. The bonus amounts disclosed in this column for 2003 consist of a combination of normal performance bonuses, retention bonuses paid upon each officer's remaining employed by the Company through certain dates in 2003, and special payments to certain key employees, as follows:

NAMED EXECUTIVE OFFICER  PERFORMANCE BONUS   RETENTION BONUS   SPECIAL PAYMENT     TOTAL
-----------------------  -----------------   ---------------   ---------------     -----
William F. Ruprecht....      $375,000          $        0                0       $  375,000
Robin G. Woodhead......      $250,048          $1,018,890                0       $1,268,938
George Bailey..........      $210,874          $  611,334          $24,515       $  846,723
Stuart N. Siegel.......      $330,000          $  600,000                0       $  930,000
Mitchell Zuckerman.....      $157,500          $1,440,000          $75,000       $1,672,500

(3) Car allowance for Messrs. Ruprecht, Woodhead, Bailey, Siegel, and Zuckerman.

(4) Mr. Ruprecht received 75,000 shares of restricted stock under the Restricted Stock Plan on August 5, 2003, which vest in increments of 18,750 shares on each of August 5, 2004, August 5, 2005, August 5, 2006 and August 5, 2007. The value of such shares of restricted stock as of December 31, 2003 was $1,024,500, based on the closing price of Class A Common Stock on that day of $13.66 per share.

(5) The number of shares underlying options refers to option grants under the 1997 Plan.

(6) The amounts disclosed in this column for 2003 consist of:

    (a) Company contributions of the following amounts under the Company's Retirement Savings Plan, a qualified defined contribution plan: $ 13,083 on behalf of Mr. Ruprecht; $9,100 on behalf of Mr. Siegel and $16,000 on behalf of Mr. Zuckerman.
    (b) Company accruals of the following amounts under the Company's Benefit Equalization Plan, a non-qualified plan:
         $26,917 on behalf of Mr. Ruprecht; and $41,400 on behalf of Mr. Zuckerman.
    (c)  The following Company contributions to: (i) its U.K. Pension
         Plan: $35,123 on behalf of Mr. Bailey and $17,739 on behalf of Mr. Woodhead and (ii) a supplemental pension plan:
         $207,566 on behalf of Mr. Woodhead.
    (d) Company payments of life insurance premiums: $1,018 on behalf of Mr. Ruprecht; $3,750 on behalf of Mr. Woodhead; $850 on behalf of Mr. Bailey; $729 on behalf of Mr. Siegel and $1,571 on behalf of Mr. Zuckerman.
    (e) Financial planning services in the amounts of $5,839 and $5,623 were provided to Mr. Ruprecht and Mr. Zuckerman, respectively.
    (f) Private health care premiums of $979 and $2,643 for Mr. Woodhead and Mr. Bailey, respectively.

U.K. Pension Plan

    Sotheby's (U.K.) maintains a funded defined benefit pension plan for its employees who are U.K. residents. Mr. Bailey and Mr. Woodhead are the only Named Executive Officers who participate in the plan. Mr. Bailey has twenty-four credited years of service with the Company, and Mr. Woodhead has six credited years of service with the Company.

    Standard pension benefits under the plan for employees contributing 4% of salary are 1/60th of the employee's final pensionable salary for every year of service up to a maximum of 40 years. For participants contributing 2% of salary, the benefits accrue at half the rate indicated above. Benefits are paid monthly commencing at retirement, which has increased from age 60 to age 65 as of April 1, 2004, although the Company may elect to continue employment of the individual after that date. The compensation covered by the plan is the employee's pensionable earnings (subject to the limitation described below), which includes 'Salary,' but excludes 'Bonus' and 'Other Annual Compensation' disclosed in the Summary Compensation Table.

    The plan also provides for a death benefit in the amount of four times the employee's base salary at the time of death plus the refund of the employee's contributions to the plan and provides for a pension of 33 1/3% of the employee's base salary at the date of death to be paid to the employee's spouse, or proportionately less if the employee has elected to contribute at the reduced rate.

    The table below sets forth the estimated annual benefits (in pounds sterling) payable upon retirement under the plan assuming the employee contributes at 4% of base salary. Current Inland Revenue regulations limit the pensionable salary with respect to which pension benefits may be based to a maximum of `L'97,200 and `L'99,000 for U.K. tax years 2002-2003 and 2003-2004, respectively.

                                 PENSION TABLE

                           YEARS OF SERVICE
REMUNERATION  ------------------------------------------
    `L'         15       20       25       30       35
------------    --       --       --       --       --
   40,000     10,000   13,333   16,667   20,000   23,333
   60,000     15,000   20,000   25,000   30,000   35,000
   80,000     20,000   26,666   33,333   40,000   46,666

Bonuses

    The Company's officers are eligible to receive incentive bonuses. Bonuses are recommended by management and approved by the Compensation Committee. Actual awards are a function of the Company's after-tax worldwide profit and each individual's performance. Every supervisor conducts an employee review. As part of the review, the supervisor and the employee determine future objectives against which the employee's performance will be measured. In addition, the program allows the Compensation Committee the discretion to address exceptional performance and unusual circumstances.

Benefit Equalization Plan

    United States. The total annual contributions by the employee and employer to the Company's Retirement Savings Plan, which is the Company's U.S. qualified defined contribution plan, are subject to certain limitations imposed by the Internal Revenue Code. Officers of the rank of senior vice president and above of the Company and its U.S. subsidiaries who are affected by such limitations may enter into agreements pursuant to which their salaries will be reduced, and the Company will maintain accounts on their behalf, in the amount of the difference between (i) the aggregate amount of contributions that would have been made to the Retirement Savings Plan in the absence of the limitations, and
(ii) the aggregate amount of contributions actually made to the Retirement Savings Plan. Benefits under these unfunded agreements are paid to a participant one year following the participant's termination of employment with the Company. Amounts contributed by the Company on behalf of the Named Executive Officers of the Company pursuant to benefit equalization agreements in 2003 have been included in the Summary Compensation Table and are accrued for in the Company's balance sheet.

    United Kingdom. The total benefits that may be provided from the Company's U.K. qualified defined benefit Pension Plan are subject to certain limitations under applicable law for each participant. For Mr. Woodhead, an agreement has been entered into whereby the maximum allowable benefit under the Plan will be supplemented so as to provide a total pension of 2.667% of his salary for each year of service, this pension being payable from age 60. Under the Company's agreement with Mr. Woodhead, the intention is that one-third of this benefit will be funded by Mr. Woodhead and two-thirds will be funded by the Company. Retirement benefits before or after age 60, and other options that apply, will be as far as possible identical to the normal terms of the U.K. qualified pension plan. The Company maintains a provision on its balance sheet in an amount sufficient to account for the difference between the aggregate value of the benefits that would have accrued in respect of Mr. Woodhead under the U.K. qualified plan in the absence of the limitations mentioned above and the aggregate value of the benefits actually available in respect of Mr. Woodhead within the U.K. qualified plan.

Employment Agreements and Related Matters

    A description of certain material terms of agreements with Messrs. Bailey, Ruprecht, Siegel, Woodhead, and Zuckerman follows below.

    William F. Ruprecht. The employment agreement between the Company and Mr. Ruprecht has a three-year term that expires on June 30, 2006, subject to earlier termination by the Company or him under certain conditions. This agreement replaces a previous employment agreement that was scheduled to expire on December 31, 2003. Under Mr. Ruprecht's previous employment agreement, he was scheduled to receive a $3,000,000 retention bonus on December 31, 2003, but he independently declined to take this payment in light of the compensation structure for other senior executives and economic conditions at that time. Under Mr. Ruprecht's new employment agreement, the Company pays him a minimum annual base salary of $500,000. If the Internal Revenue Service determines that any employment agreement payment is subject to a federal excise tax, he is entitled to receive reimbursement for any such tax obligation on an after-tax basis. In partial consideration for the foregoing, he has agreed to be bound by a covenant not to compete with the Company in certain jurisdictions until the earlier of (i) six months after the end of his employment agreement term or
(ii) twelve months after the termination of his employment with the Company. During the applicable non-compete period, he also has agreed not to solicit employees of the Company or certain of its clients with whom he has had dealings.

    If the Company terminates Mr. Ruprecht's employment Without Cause, as defined in the Agreement, or he terminates his employment for Good Reason, as defined in the Agreement, Mr. Ruprecht will be entitled to (1) accrued but unpaid salary through the termination date, plus three times his then-current base salary, (2) three times his annual incentive compensation, as determined under the terms of his agreement, and (3) health benefits for him and his family for three years. However, if Mr. Ruprecht is eligible for payments under the Sotheby's Inc. Severance Plan, a corresponding reduction shall occur in any payments owed to him under clauses (1) or (2) above. Good Reason includes, among other things, the Company's failure during any year to grant Mr. Ruprecht stock options and/or restricted stock with a value above a certain agreed minimum level, as determined by a nationally recognized compensation consulting firm, the failure of the Company to offer to renew his agreement not less than six months prior to its termination and termination of his employment between six and twelve months following a Change of Control.

    Robin G. Woodhead. Mr. Woodhead and the Company entered into an employment agreement, dated October 24, 1997, as supplemented by letters from the Company dated May 16, 2002 and October 16, 2000, the severance plan agreement, dated September 28, 2000 and a retention bonus agreement dated July 17, 2001. The retention bonus agreement between the Company and Mr. Woodhead terminated on January 30, 2003 although certain provisions survive such termination, including that he and the Company are each required to provide the other with six months' notice (the 'Notice Period') that his employment with the Company will terminate. He received a retention bonus of $1,018,890 for remaining employed by the Company on January 30, 2003. In partial consideration for the foregoing payments, he is bound by certain covenants not to compete with the Company in certain jurisdictions and not to solicit employees of the Company or certain of its clients with whom he has had dealings.

    George Bailey. The two-year term of the employment agreement between the Company and Mr. Bailey expired on February 12, 2003. By the agreement's terms, however, the minimum base salary, undertakings and non-compete provisions described below do survive the end of the term. He and the Company are each required to provide the other with six months' notice (the 'Notice Period') that his employment with the Company will terminate. The Company paid him a retention bonus of $611,334 on January 15, 2003 for remaining employed by the Company on such date. In partial consideration for the foregoing payments, he is bound by certain covenants not to compete with the Company in certain jurisdictions and not to solicit employees of the Company or certain of its clients with whom he has had dealings.

    Stuart N. Siegel. The employment agreement between Sotheby's, Inc. (referred to as the 'Company' in this paragraph) and Mr. Siegel terminated in February, 2004 as Mr. Siegel was hired at that time by the purchaser of Sotheby's International Realty, Inc., of which he was President. Under the expired agreement, the Company paid him a minimum annual base salary of $330,000. Pursuant to that agreement, he received retention bonuses of $300,000 on January 15, 2003, $300,000 on July 15, 2003 and $400,000 on January 15, 2004. In partial consideration for the foregoing payments, he had agreed to be bound by certain covenants not to compete and non-solicitation covenants.

    Mitchell Zuckerman. The two-year term of the employment agreement between the Company and Mr. Zuckerman expired on February 5, 2003. By the agreement's terms, however, the minimum base salary, undertakings and non-compete provisions described below do survive the end of the term. He and the Company are each required to provide the other with six months' notice (the 'Notice Period') that his employment with the Company will terminate. The Company paid him a retention bonus of $1,440,000 on January 15, 2003 for remaining employed by the Company on such date. In partial consideration for the foregoing payments, he is bound by certain covenants not to compete with the Company in certain jurisdictions and not to solicit employees of the Company or certain of its clients with whom he has had dealings.

                                 STOCK OPTIONS

    The following tables set forth information regarding option grants under the Company's 1997 Plan to the Named Executive Officers with respect to 2003.

                             OPTION GRANTS IN 2003

                                                 INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE
                        --------------------------------------------------------------------         VALUE AT ASSUMED
                        NUMBER OF     PERCENT OF                                                  ANNUAL RATES OF STOCK
                          SHARES     TOTAL OPTIONS                  FAIR MARKET                   PRICE APPRECIATION FOR
                        UNDERLYING    GRANTED TO       EXERCISE      VALUE OF                         OPTION TERM(6)
                         OPTIONS     EMPLOYEES IN       PRICE       UNDERLYING    EXPIRATION   ----------------------------
                        GRANTED(1)      2003(3)      PER SHARE(4)     SHARES       DATE(5)      0%       5%         10%
                        ----------      -------      ------------     ------       -------      --       --         ---
William F. Ruprecht...   150,000(2)      15.96%         $8.65          $8.65        8/5/13     $  0   $715,348   $1,761,937
Robin Woodhead........    40,000(2)       4.26%         $8.65          $8.65        8/5/13     $  0   $190,760   $  469,850
George Bailey.........    75,000(2)       7.98%         $8.65          $8.65        8/5/13     $  0   $357,674   $  880,969
Stuart N. Siegel......      None          N.A.           N.A.           N.A.          N.A.     N.A.       N.A.         N.A.
Mitchell Zuckerman....    40,000(2)       4.26%         $8.65          $8.65        8/5/13     $  0   $190,760   $  469,850

------------------------

(1) All 2003 grants were made under the 1997 Plan.

(2) These options will vest and become exercisable to the extent of one-fourth of the number of shares subject to the option on each of the first, second, third, and fourth anniversaries of the date of the grant.

(3) This figure is calculated by dividing the total number of options granted to the individual under the 1997 Plan by the total number of options granted to all employees under that plan.

(4) The exercise price of each option under the 1997 Plan is the fair market value of the underlying shares as of the date of grant. Only options to purchase Class B Common Stock may be granted under the 1997 Plan. Because Class B Common Stock is convertible into Class A Common Stock and there is no public market for the Class B Common Stock, for purposes of the 1997 Plan, the fair market value of the stock underlying an option is the NYSE closing price per share of the Class A Common Stock on the last business day before the option grant.

(5) All options will vest immediately upon a 'change in control' (as defined in the 1997 Plan). Generally, the exercise of awards made to executive officers of the Company under the 1997 Plan in 2003 and the continued eligibility for such awards under the 1997 Plan, are subject to such executive officer's agreement to provide six (6) months' notice of any voluntary termination of employment, and not to compete with the Company in the auction business for a period of six (6) months following the date of termination. With respect to covenants not to compete for certain of the Named Executive Officers, see 'Compensation of Executive Officers - Employment Agreements and Related Matters' above.

(6) The actual value, if any that may be realized by each individual will depend on the closing price of the Class A Common Stock on the NYSE on the day preceding the exercise date. The option term is ten (10) years for options granted under the 1997 Plan to the Named Executive Officers, as indicated in the 'Expiration Date' column. The appreciation rates used in the table are provided to comply with Item 402(c) of Regulation S-K and do not necessarily reflect the views of management as to the potential realizable value of options.

         AGGREGATE OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED           IN-THE MONEY OPTIONS
                           SHARES                  OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END
                         ACQUIRED ON    VALUE     -----------------------------   -----------------------------
         NAME             EXERCISE     REALIZED   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----             --------     --------   -----------    -------------    -----------    -------------
William F. Ruprecht....      0(1)         $0        551,000         489,000         $ 19,495        $751,500
                             0(2)         $0         25,000               0         $249,250        $      0

Robin G. Woodhead......      0(1)         $0        365,000         110,000         $ 48,400        $273,000

George Bailey..........      0(1)         $0        302,200         131,800         $      0        $375,750

Stuart N. Siegel.......      0(1)         $0        250,800          16,400         $  5,570        $      0

Mitchell Zuckerman.....      0(1)         $0        312,333         123,000         $ 19,945        $200,400


------------------------

(1) Information in this row concerns option grants under the 1987 Plan and the 1997 Plan only.

(2) Information in this row concerns option grants under the Performance Plan only. Such options are for the purchase of Class B Common Stock, which is freely convertible into Class A Common Stock. These Performance Plan options have a ten (10) year term, vested as a result of the fulfillment of time vesting and performance target criteria and have an exercise price per option of twenty five percent (25%) of the NYSE closing price per share of the Class A Common Stock (as there is no public market in the Class B Common Stock) on the last business day before the option grant. The actual value that may be realized by Mr. Ruprecht will depend on the closing price of the Class A Common Stock on the NYSE on the day preceding the exercise date. Since 1998, the Company has discontinued granting options under the Performance Plan because it became apparent that most of the granted Performance Plan options would not meet the performance criteria for vesting. The Company does not expect to grant any further options under the Performance Plan. Information regarding the Performance Plan is included in the Proxy Statement to describe the terms of the vested but unexercised 25,000 Performance Plan options owned by Mr. Ruprecht.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee is responsible to the Board of Directors for advising the Board with respect to compensation matters and employee benefit plans of the Company. The Section 162(m) Sub-Committee was established for purposes of granting options and administering performance criteria with respect to Named Executive Officers under the 1997 Plan and the Performance Plan and awarding restricted stock under the Restricted Stock Plan. The Compensation Committee has authority to grant restricted stock under the Restricted Stock Plan and options under the 1997 Plan. to all individuals other than the Named Executive Officers. As of December 31, 2003, except for the 1998 Stock Compensation Plan for Non-Employee Directors, none of the members of the Compensation Committee or the Section 162(m) Sub-Committee participated in any of the plans administered by the committee or the sub-committee.

PHILOSOPHY

    The Company has a long-standing philosophy of establishing compensation levels that are designed to both attract and retain executives with outstanding leadership ability and experience and be competitive in the market. Compensation for executive officers has been comprised of three major components: salary, cash bonuses and equity-based incentives.

    The Compensation Committee considers the following factors in determining an executive officer's total compensation, including equity-based incentives:
(i) Company performance, (ii) individual performance and job responsibilities,
(iii) historical compensation levels and restricted stock and option grants by the Company and (iv) recommendations of management.

COMPENSATION DEDUCTIBILITY

    The Compensation Committee has taken into consideration Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'), and related regulations as they relate to compensation paid to the Named Executive Officers. In order to preserve the deductibility for federal income tax purposes of certain compensation in excess of $1 million that may be paid to a Named Executive Officer, the applicable requirements of Section 162(m) of the Code ('Section 162(m)') have been incorporated into the Restricted Stock Plan, the 1997 Plan and the Performance Plan. With respect to the Named Executive Officers, the Section 162(m) Sub-Committee, comprised solely of three outside directors (as defined in Section 162(m)), establishes option grants and otherwise takes actions relating to the Named Executive Officers under the Restricted Stock Plan, to the extent that a restricted stock award would be eligible for the described deductibility, the 1997 Plan and the Performance Plan.

ANNUAL COMPENSATION

Salary

    The Compensation Committee sets base salaries for executives that both reflect the job responsibilities of each individual and are consistent with base salaries paid for competitive positions in the market.

Annual Cash Incentives

    The Company's bonus program for all bonus-eligible employees, including the Chief Executive Officer ('CEO') and the other Named Executive Officers, is based upon the achievement of both Company and individual objectives. Positions within the Company have been separated into salary grades, with bonus opportunities gradually increased through the grades. Within each grade there is a range of bonus targets. The bonus amount is subject to the overall approval of the Compensation Committee with respect to all participants, and to the specific approval of the Compensation Committee with regard to senior management. Targets are set each year by senior management. Targets and bonus opportunities are communicated to employees each year.

    The Company has an annual employee review process. As part of the review, the supervisor and the employee will determine future objectives against which the employee's performance will be measured. A certain percentage of an employee's bonus target is based upon individual performance; the remaining percentage is based on worldwide Company performance. If all objectives are met, the employee can receive up to 100% of the bonus target amount. If performance exceeds the established objectives, the Compensation Committee has the discretion to address such circumstances.

    Although the Company did not achieve its 2003 worldwide performance target, certain operating units did achieve their performance targets. 2003 bonuses were awarded to reflect unit and individual performance based upon objectives established at the beginning of the year.

LONG-TERM COMPENSATION

Stock Options and Restricted Stock

    The purpose of the Restricted Stock Plan and the 1997 Plan is to provide employees with long-term incentives that link their interests with the interests of shareholders. In addition, the 1997 Plan's and the Restricted Stock Plan's vesting schedules encourage key employees to continue in the employment of the Company. Since 1998, the Company has discontinued granting options under the Performance Plan because it became apparent that most of the granted Performance Plan options would not meet the performance criteria for vesting. The Company does not expect to grant any further options under the Performance Plan.

    Restricted stock and stock option and restricted stock grants to the Named Executive Officers are based on each individual's current and expected future contribution to the Company, as well as competitive market practice and related factors listed above.

CEO COMPENSATION

    The Section 162(m) Sub-Committee and the Compensation Committee meet, independently of the Board, to review the CEO's performance, determine annual and long-term compensation for the CEO, and set the CEO's bonus target.

                           THE COMPENSATION COMMITTEE
                            MAX M. FISHER, CHAIRMAN
                           THE MARQUESS OF HARTINGTON
                                JEFFREY H. MIRO
                               DONALD M. STEWART
                               ROBERT S. TAUBMAN

                         REPORT OF THE AUDIT COMMITTEE

    The audit committee of the Board of Directors of the Company is composed of four independent directors, each of whom meets the criteria for 'independence' under applicable New York Stock Exchange rules, and operates under a written charter adopted by the Board of Directors which has been revised to reflect recent corporate governance developments. The Company's management is responsible for its internal accounting controls and for preparing the Company's financial statements. The Company's independent accountants, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon.

    The audit committee has reviewed and discussed the Company's audited consolidated financial statements with management. In addition, the audit committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, 'Communications with Audit Committees.' The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, 'Independence Discussions with Audit Committees,' and has discussed with the independent accountants their independence and concluded that the independent accountants are independent under such Standard.

    Based on the audit committee's discussions with management and the independent accountants and the audit committee's review of the report of the independent accountants, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

    This report is respectfully submitted by the Audit Committee of the Board of Directors.

                           STEVEN B. DODGE (CHAIRMAN)
                           LORD BLACK OF CROSSHARBOUR
                               MICHAEL BLAKENHAM
                            SHARON PERCY ROCKEFELLER

                               PERFORMANCE GRAPH

    The following graph compares the Company's cumulative total shareholder return on its Class A Common Stock (for the five year period from December 31, 1998 to December 31, 2003) with the cumulative return of the Standard & Poor's MidCap 400 Stock Index ('S&P Midcap 400') and the Company's Peer Group ('Peer Group').

    The Company and Christie's International ('Christie's') are the two largest art auction houses in the world. Based on the unique nature of the international art auction business, Christie's was historically deemed to be the Company's most appropriate peer for Performance Graph purposes. However, during 1998 Christie's was taken private. As a result, in 1999, the Company created a new peer group consisting of: The Neiman-Marcus Group, Inc.; Nordstrom, Inc.; Saks Holdings, Inc.; and Tiffany & Co. The Company believes the members of this peer group to be purveyors of luxury goods appealing to a segment of the population consistent with the Company's own clientele.

    The graph reflects an investment of $100 in the Company's Class A Common Stock, the S&P MidCap 400, which includes the Company, and the Company's Peer Group, respectively, on December 31, 1998, and a reinvestment of dividends at the average of the closing stock prices at the beginning and end of each quarter.

                                [GRAPHIC]

                                         12/31/98   12/31/99   12/31/00   12/31/01   12/31/02   12/31/03
                                         --------   --------   --------   --------   --------   --------
Sotheby's..............................    $100     $ 94.60    $ 73.12    $ 52.38    $ 28.38    $ 43.08
Peer Group.............................    $100     $145.73    $118.32    $115.17    $101.23    $181.73
S&P MidCap 400.........................    $100     $114.74    $134.81    $134.04    $114.42    $155.18

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As of December 31, 2003, the Compensation Committee of the Company consisted of Max M. Fisher, The Marquess of Hartington, Jeffrey H. Miro, Donald M. Stewart and Robert S. Taubman. In 2003, the Company retained, and continues to retain in 2004, the law firm of Miro Weiner & Kramer, of which Mr. Miro is Chairman.

                       CERTAIN COMPENSATION ARRANGEMENTS

    The Company is paying Mr. Sovern $310,000 for his fifth year of service as Chairman of the Board and as a director of the Company. This amount is payable in equal monthly installments, but will be paid in full in the event of a change in control of the Company or his being terminated without cause prior to February 21, 2005. See 'Compensation of Directors.' Mr. Sovern also received $100,000 in February 2003 upon the third anniversary of his becoming Chairman of the Board of the Company.

    The Marquess of Hartington, the Deputy Chairman of the Company, provides consulting services to the Company and is paid `L'65,000 per year for such services.

    The Company retains the law firm of Miro Weiner & Kramer, of which Jeffrey
H. Miro is Chairman, to provide legal services to the Company.

                              CERTAIN TRANSACTIONS

    From time to time, officers, directors and principal shareholders of the Company and members of their immediate families purchase or sell property through the Company at public auction or in private transactions in the ordinary course of business.

                           COMPENSATION OF DIRECTORS

    During 2003, each non-employee director generally received a fee of $1,000 for each Board meeting attended by such director, and a fee of $500 ($1,000 for each Executive Committee member) for each committee meeting ($1,000 for the chairman of the committee) attended by such director, in addition to reimbursement of expenses. All of the foregoing fees were paid in cash. Because Mr. Sovern receives his director compensation under his contract, he is not paid customary board or committee fees, except with respect to his membership on the Special Committee. Pursuant to the Sotheby's Holdings, Inc. 1998 Stock Compensation Plan For Non-Employee Directors, with respect to Board service during 2003, each non-employee director (other than Mr. Sovern) received 2,260 shares of Class A Common Stock and/or deferred stock compensation units equivalent to such shares, if so elected by a director, and will continue to receive such stock compensation until the director terminates service on the Company's Board. All deferred stock compensation units will accrue dividend equivalents.

                              INDEPENDENT AUDITORS

    Deloitte & Touche LLP has been the independent auditors for the Company since 1983. The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent auditors for 2004. Although shareholder approval of the appointment is not required by law and is not binding on the Audit Committee, the Committee will take the appointment of Deloitte & Touche LLP under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the Meeting.

    The Company expects that representatives of Deloitte & Touche LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects such representatives of Deloitte & Touche LLP to be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.

    The following table summarizes the aggregate fees billed to Sotheby's Holdings, Inc. by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the 'Deloitte Entities') for the years ended December 31, 2003 and 2002:

                                                                 2003         2002
                                                                 ----         ----
Audit Fees(a)...............................................  $1,624,469   $1,307,775
Audit-Related Fees(b).......................................     439,713      159,000
Tax Fees(c).................................................     445,298      699,620
All Other Fees..............................................           0            0
                                                              ----------   ----------
    Total...................................................  $2,509,480   $2,166,395
                                                              ----------   ----------
                                                              ----------   ----------

------------------------

 (a) Fees for audit services billed in 2003 and 2002 consisted of: the audit of the Company's annual financial statements (which included discontinued operations for 2003), including statutory and regulatory audits; reviews of the Company's quarterly financial statements; and consents and other services related to SEC matters.

 (b) Fees for audit-related services billed in 2003 and 2002 consisted of: financial accounting and reporting consultations, consultation and advisory services related to Section 404 of the Sarbanes-Oxley Act and employee benefit plan audits.

 (c) Fees for tax services billed in 2003 and 2002 consisted of tax compliance and tax planning and advice consisting of:

   (i) Fees for tax compliance services totaled $327,852 and $472,209 in 2003 and 2002, respectively. Tax compliance services are services rendered, based upon facts already in existence or transactions that have already occurred, to document and compute amounts to be included in tax filings and consisted of: Federal, state and local income tax return assistance; sales and use tax assistance, property and other tax return assistance; assistance with tax return filings in certain foreign jurisdictions; transfer pricing documentation and assistance with tax audits and appeals.

  (ii) Fees for tax planning and advice services totaled $117,446 and $227,411 in 2003 and 2002, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of tax advice related to: the Company's sale of Sotheby's International Realty, the alteration of employee benefit plans and an intra-group restructuring.

                                                               2003     2002
                                                               ----     ----
Ratio of Tax Planning and Advice Fees and All Other Fees to
  Audit Fees, Audit-Related Fees and Tax Compliance Fees....  0.05:1   0.12:1

    In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

    The Audit Committee has established a policy requiring the pre-approval of all audit and non-audit services provided to the Company by the Deloitte Entities. The policy provides for pre-approval of audit, audit-related and tax services specified by the Audit Committee. The Audit Committee may delegate to one or more of its members authority to pre-approve permitted services, consisting of Audit Services, Audit-Related Services and Tax Services. Any pre-approval decision made by such designated member(s) shall be reported to the Audit Committee at its next regularly scheduled meeting.

                         PROPOSALS OF SECURITY HOLDERS

    Any shareholder proposal intended to be presented for consideration at the annual meeting to be held in 2005 must be received by the Company at 38500 Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304 by the close of business on December 18, 2004. If the date of such meeting is changed by more than 30 days from the date such meeting is scheduled to be held, the proposal must be received by the Company at a reasonable time before the solicitation of proxies for such meeting is made. Proposals should be sent to the attention of the Secretary. A person may submit only one proposal for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof (which in the aggregate may not exceed 500 words in length) from its proxy statement and form of proxy.

                          COSTS OF PROXY SOLICITATION

    The cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

The Board of Directors  recommends a vote FOR Proposals 1 and 2. If no direction is given, the   Please             [ ]
shares will be voted FOR Proposals 1 and 2.                                                      Mark Here
                                                                                                 for Address
Such shares will be voted in the proxies' discretion upon such other business as may properly    Change or
come before the meeting.                                                                         Comments
                                                                                                 SEE REVERSE SIDE

1. Election of Directors                  Election by Holders of Class A Limited Voting Common Stock of 01 Steven B. Dodge 02
                                          Sharon Percy Rockefeller and 03 Donald M. Stewart as directors.

    FOR all Nominees       WITHHOLD
   listed (except as      AUTHORITY
     marked to the      to vote for all   To withhold authority to vote for any individual nominee, write that nominee's name
   contrary at right)      Nominees       on the space provided below
         [ ]                  [ ]
                                          _____________________________________________________________________________________

2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2004.

     FOR     AGAINST     ABSTAIN
     [ ]       [ ]          [ ]                                  Please sign exactly as name appears hereon and date. When
                                                                 shares are held by joint tenants, both should sign. When
                                                                 signing as attorney, executor, administrator, trustee, or
                                                                 guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other
                                                                 authorized officer. If a partnership, please sign in full
                                                                 partnership name by authorized person.


                                                                 --------------------------------------------------------------
                                                                 Signature


                                                                 --------------------------------------------------------------
                                                                 Signature if held jointly

                                                                 Dated:                                                  , 2004
                                                                        -------------------------------------------------

                                                                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                                                 CARD PROMPTLY USING THE ENCLOSED POSTAGE-
                                                                 PAID ENVELOPE.

-------------------------------------------------------------------------------------------------------------------------------

               [TRIANGLE]   FOLD AND DETACH HERE   [TRIANGLE]

     Dear Shareholders of Sotheby's Holdings, Inc.

     Enclosed you will find material regarding the Company's 2004 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

     Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.

     For Certain Sotheby's Employees Who Are Retirement Savings Plan
     Participants: The attached proxy card covers all shares for which you have the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the company's Retirement Savings Plan (the "Plan"). The attached proxy card, when properly executed, will be voted as directed as long as the proxy card is received by Mellon Investor Services no later than May 3, 2004. If no direction is given to the Trustee by such date, the Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

                            SOTHEBY'S HOLDINGS, INC.
                      CLASS A LIMITED VOTING COMMON STOCK
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF SHAREHOLDERS - MAY 7, 2004

     The undersigned hereby appoints each of MICHAEL I. SOVERN and WILLIAM F. RUPRECHT, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby's Holdings, Inc., on Friday, May 7, 2004, at the office of Sotheby's, Inc., 1334 York Avenue, New York, New York, at 10:30 a.m., local time, and at any adjournment thereof, and to vote at such meeting the shares of Class A Limited Voting Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournment thereof.

     If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

          (Continued and to be SIGNED and dated on the reverse side.)

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
               [TRIANGLE]   FOLD AND DETACH HERE   [TRIANGLE]

The Board of Directors recommends a vote FOR Proposals 1 and 2. If no direction is given, the shares        Please          [ ]
will be voted FOR Proposals 1 and 2.                                                                        Mark Here
                                                                                                            for Address
Such shares will be voted in the proxies' discretion upon such other business as may properly come before   Change or
the meeting.                                                                                                Comments
                                                                                                            SEE REVERSE SIDE

1.   Election of Directors                  Election by Holders of Class B Common Stock of 01 Michael Blakenham 02 Max M.
                                            Fisher 03 The Marquess of Hartington 04 Jeffrey H. Miro 05 William F. Ruprecht 06
       FOR all Nominees      WITHHOLD       Michael I. Sovern 07 Robert S. Taubman and 08 Robin G. Woodhead as directors.
      listed (except as     AUTHORITY
        marked to the     to vote for all   To withhold authority to vote for any individual nominee, write that nominee's
     contrary at right)      Nominees       name on the space provided below
            [ ]                [ ]
                                            ___________________________________________________________________________________

2.   Ratification of the appointment of
     Deloitte & Touche LLP as independent
     auditors for 2004.

         FOR    AGAINST   ABSTAIN                                Please sign exactly as name appears hereon and date. When
         [ ]      [ ]       [ ]                                  shares are held by joint tenants, both should sign. When
                                                                 signing as attorney, executor, administrator, trustee, or
                                                                 guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other
                                                                 authorized officer. If a partnership, please sign in full
                                                                 partnership name by authorized person.


                                                                 --------------------------------------------------------------
                                                                 Signature


                                                                 --------------------------------------------------------------
                                                                 Signature if held jointly

                                                                 Dated:                                                  , 2004
                                                                        -------------------------------------------------

                                                                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                                 USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

-------------------------------------------------------------------------------------------------------------------------------

               [TRIANGLE]   FOLD AND DETACH HERE   [TRIANGLE]

Dear Shareholders of Sotheby's Holdings, Inc.

Enclosed you will find material regarding the Company's 2004 Annual Meeting of Shareholders. The notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us. We look forward to hearing from you.

                            SOTHEBY'S HOLDINGS, INC.
                              CLASS B COMMON STOCK
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF SHAREHOLDERS - MAY 7, 2004

     The undersigned hereby appoints each of MICHAEL I. SOVERN and WILLIAM F. RUPRECHT, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Sotheby's Holdings, Inc., on Friday, May 7, 2004, at the office of Sotheby's, Inc., 1334 York Avenue, New York, New York, at 10:30 a.m., local time, and at any adjournment thereof, and to vote at such meeting the shares of Class B Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournment thereof.

     If at least one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

          (Continued and to be SIGNED and dated on the reverse side.)

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    Address Change/Comments (Mark the corresponding box on the reverse side)
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               [TRIANGLE]   FOLD AND DETACH HERE   [TRIANGLE]




                          STATEMENT OF DIFFERENCES
                          ------------------------

 The British pound sterling sign shall be expressed as.................. 'L'
 The dagger symbol shall be expressed as................................ 'D'